Exhibit 99.1

Neurocrine to Acquire Soleno Therapeutics, Expanding Its Endocrinology and Rare Disease Portfolio

VYKATTM XR (diazoxide choline) is the First and Only FDA Approved Treatment for Hyperphagia in

Prader-Willi Syndrome and Represents a Transformative Therapy

Expands Neurocrine’s High-Growth Commercial Portfolio to Three First-in-Class Medicines Including

INGREZZA® (valbenazine) and CRENESSITY® (crinecerfont)

Establishes a Durable Platform for Long-Term Revenue Growth and Value Creation, Supported by Strong

VYKAT XR Intellectual Property Estate Expected to Extend into the mid-2040s

Neurocrine to Host Conference Call at 8:00 AM ET Today to Discuss Transaction

SAN DIEGO and REDWOOD CITY, Calif., Apr. 6, 2026 – Neurocrine Biosciences, Inc. (Nasdaq: NBIX) and Soleno Therapeutics, Inc. (Nasdaq: SLNO) today announced that Neurocrine has entered into a definitive agreement to acquire Soleno for $53.00 per share in cash, representing a total transaction equity value of $2.9 billion.

The acquisition of Soleno and the addition of VYKATTM XR (diazoxide choline), a first-in-class therapy to treat hyperphagia, the defining feature of Prader-Willi syndrome (PWS), will expand Neurocrine’s portfolio of innovative medicines and strengthen its leadership position in endocrinology and rare disease. Since its FDA approval and successful U.S. launch in the second quarter of 2025, VYKAT XR has demonstrated strong early adoption, generating $190 million in 2025 revenue, including $92 million for Soleno in the fourth quarter alone. When supported by Neurocrine’s medical and commercial infrastructure, VYKAT XR is expected to continue to improve care for patients with PWS while delivering long-term value to Neurocrine shareholders following the close of the transaction.

“This transaction will advance Neurocrine’s mission to deliver life-changing treatments while accelerating our revenue growth and portfolio diversification strategy. We share the Soleno team’s deep commitment to the Prader-Willi syndrome community and look forward to leveraging our experience and capabilities to expand VYKAT XR’s reach to benefit more patients, while further strengthening Neurocrine’s leadership in delivering transformative medicines,” said Kyle W. Gano, Ph.D., Chief Executive Officer, Neurocrine Biosciences. “We congratulate Soleno on developing and launching VYKAT XR, showing strong results in a complex disease and enabling broad utilization with a clear label, and we look forward to working together to continue to help patients in need.”

“Neurocrine is the right strategic partner to expand the reach of VYKAT XR in the Prader-Willi syndrome community given their experience in endocrinology and rare disease and their proven ability to execute successful commercial launches. We are excited to accelerate VYKAT XR’s impact for PWS patients following completion of the transaction by leveraging Neurocrine’s strong commercial capabilities,” said Anish Bhatnagar, M.D., Chairman and Chief Executive Officer of Soleno.

PWS is a rare genetic neurodevelopmental disorder caused by an abnormality in gene expression on chromosome 15 that affects about 10,000 patients in the United States. The disease is characterized by neurological, behavioral, and metabolic dysfunction. Its defining feature is hyperphagia, a chronic, life-threatening condition marked by a persistent hunger that drives compulsive, food-seeking behavior. Individuals with PWS also commonly experience cognitive impairment and a range of psychiatric and behavioral challenges. Together, these symptoms can severely diminish quality of life for individuals with PWS and their families, with hyperphagia driving significant morbidity and mortality.

Strategic Rationale and Financial Benefits of the Transaction

The transaction is expected to:

•

Strengthen Neurocrine’s Leadership in Endocrinology and Rare Disease, and Advance a Diversified Portfolio of First-in-Class Medicines: Following the completion of the transaction, Neurocrine will have three marketed, first-in-class therapies: INGREZZA®, the vesicular monoamine transmitter 2 (VMAT2) market leader for the treatment of tardive dyskinesia and the chorea associated with Huntington’s disease, with $2.51 billion in 2025 revenue; CRENESSITY®, approved in December 2024 for the treatment of classic congenital adrenal hyperplasia (CAH) due to 21-hydroxylase deficiency, with $301 million in 2025 revenue; and VYKAT XR, approved in March 2025 for the treatment of PWS, with $190 million in 2025 revenue for Soleno. Together, these medicines will position Neurocrine to deliver sustained revenue growth through the end of this decade.

•

Add a First-in-Class Therapy with Durable Value Creation: VYKAT XR is the first and only FDA-approved therapy for hyperphagia with PWS in the United States. Following a successful launch in 2025, VYKAT XR is well positioned as the foundational first-line therapy for PWS and is supported by a strong intellectual property estate that is expected to extend into the mid-2040s, providing a durable platform for long-term value creation.

•

Provide a Transformative Therapy Aligned with Neurocrine’s Strategic Focus. PWS is a neurodevelopmental disorder, and VYKAT XR aligns well with Neurocrine’s capabilities addressing diseases at the intersection of neuroscience and endocrinology. Alongside CRENESSITY and an emerging endocrinology portfolio, VYKAT XR will serve as a strong foundation to further build Neurocrine’s leadership over time.

•

Enhance Ability to Deliver Long-Term Shareholder Value: Upon closing, the acquisition of Soleno is expected to contribute to a more diversified and durable revenue base, expand Neurocrine’s commercial reach, immediately enhance Neurocrine’s growth profile, and increase scale to support sustained innovation and development. This is further supported by continued pipeline progress and disciplined capital allocation. Integration of Soleno’s operations is expected to drive cost synergies and operational efficiencies as Neurocrine leverages its existing infrastructure.

Transaction Terms and Financing

Under the terms of the merger agreement, Neurocrine, through a subsidiary, will commence a cash tender offer to acquire all of the outstanding shares of Soleno’s common stock at a price of $53.00 per share, representing a premium of approximately 34% to Soleno’s closing share price on April 2, 2026, and a premium of 51% to Soleno’s 30-day volume-weighted average price (VWAP). The consummation of the tender offer is subject to customary closing conditions, including the tender of at least a majority of the outstanding shares of Soleno, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary conditions. Following the successful completion of the tender offer, a wholly owned subsidiary of Neurocrine will merge with Soleno and the outstanding Soleno shares not tendered in the tender offer will be converted into the right to receive the same $53.00 per share in cash paid in the tender offer. The transaction will be funded with cash on hand and Neurocrine plans to optimize its capital structure by taking on a modest amount of pre-payable debt. The transaction is not subject to any financing condition.

The boards of directors of both companies have approved the transaction, which is expected to close within 90 days of this announcement, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals.

Neurocrine to Host Conference Call Today

Neurocrine will hold a live conference call and webcast today at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time). Participants can access the live conference call by dialing 800-579-2543 (US) or 785-424-1789 (International) using the conference ID: NBIX. The webcast and accompanying slides can also be accessed at approximately 7:30 a.m. Eastern Time on Neurocrine’s website under Investors at www.neurocrine.com. A replay of the webcast will be available on the website approximately one hour after the conclusion of the event and will be archived for approximately one month.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor and Cooley LLP is serving as legal advisor to Neurocrine. Centerview Partners LLC and Guggenheim Securities, LLC are serving as financial advisors and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel to Soleno.

About INGREZZA® (valbenazine)

Please see additional safety information, full Prescribing Information, including Boxed Warning, and Medication Guide.

About CRENESSITY® (crinecerfont)

Please see additional safety information and full Prescribing Information.

About Neurocrine Biosciences

Neurocrine Biosciences is a leading biopharmaceutical company with a simple purpose: to relieve suffering for people with great needs. We are dedicated to discovering, developing and commercializing life-changing treatments for patients with under-addressed neurological, psychiatric, endocrine and immunological disorders. The company’s diverse portfolio includes FDA-approved treatments for tardive dyskinesia, chorea associated with Huntington’s disease, classic congenital adrenal hyperplasia, endometriosis* and uterine fibroids*, as well as a robust pipeline including multiple compounds in mid- to late-phase clinical development across our core therapeutic areas. For three decades, we have applied our unique insight into neuroscience and the interconnections between brain and body systems to treat complex conditions. We relentlessly pursue medicines to ease the burden of debilitating diseases and disorders, because you deserve brave science. For more information, visit neurocrine.com, and follow the company on LinkedIn, X, Facebook and YouTube. (*in collaboration with AbbVie)

NEUROCRINE, the NEUROCRINE BIOSCIENCES Logo, YOU DESERVE BRAVE SCIENCE, INGREZZA, and CRENESSITY are registered trademarks of Neurocrine Biosciences, Inc.

About PWS

Prader-Willi syndrome (PWS) is a rare genetic neurodevelopmental disorder caused by an abnormality in the gene expression on chromosome 15. The Prader-Willi Syndrome Association USA estimates that PWS occurs in one in every 15,000 live births. The defining symptom of PWS is hyperphagia, a chronic and life-threatening condition characterized by an intense persistent sensation of hunger accompanied by food preoccupations, an extreme drive to consume food, food-related behavior problems, and a lack of normal satiety, which can severely diminish the quality of life for individuals with PWS and their families. Hyperphagia can lead to significant mortality (e.g., stomach rupture, choking, accidental death due to food-seeking behavior) and longer term, co-morbidities such as diabetes, obesity, and cardiovascular disease.

INDICATION

VYKAT XR (diazoxide choline) extended-release tablets is indicated for the treatment of hyperphagia in adults and pediatric patients 4 years of age and older with Prader-Willi syndrome (PWS).

IMPORTANT SAFETY INFORMATION

Contraindications

Use of VYKAT XR is contraindicated in patients who have a known hypersensitivity to diazoxide, other components of VYKAT XR, or to thiazides.

Warnings and Precautions

Hyperglycemia

Hyperglycemia, including diabetic ketoacidosis, has been reported. Before initiating VYKAT XR, test fasting plasma glucose (FPG) and HbA1c; optimize blood glucose in patients who have hyperglycemia. During treatment, regularly monitor fasting glucose (FPG or fasting blood glucose) and HbA1c. Monitor fasting glucose more frequently during the first few weeks of treatment in patients with risk factors for hyperglycemia.

Risk of Fluid Overload

Edema, including severe reactions associated with fluid overload, has been reported. Monitor for signs or symptoms of edema or fluid overload. VYKAT XR has not been studied in patients with compromised cardiac reserve and should be used with caution in these patients.

Adverse Reactions

The most common adverse reactions (incidence ≥10% and at least 2% greater than placebo) included hypertrichosis, edema, hyperglycemia, and rash.

Please see the full Prescribing Information, including Medication Guide.

About Soleno Therapeutics, Inc.

Soleno is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. Soleno’s first commercial product, VYKAT XR (diazoxide choline) extended-release tablets, formerly known as DCCR, is a once-daily oral treatment for hyperphagia in adults and children 4 years of age and older with Prader-Willi syndrome. For more information, please visit www.soleno.life.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of each of Soleno and Neurocrine, including statements relating to the ability to complete and the timing of completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of April 5, 2026, by and among Soleno, Neurocrine, and the other parties thereto (the “Merger Agreement”), including the anticipated occurrence, manner and timing of the proposed tender offer; the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the subsequent merger set forth in the Merger Agreement; the possibility of any termination of the Merger Agreement; the prospective benefits of the proposed transaction; Neurocrine’s strategy, plans, objectives, expectations (financial or otherwise) and intentions with respect to its future financial results and growth potential, anticipated product portfolio, development programs and patent terms; the estimated occurrence of PWS; the estimated U.S. population of PWS patients; and other statements that are not historical facts. The forward-looking statements contained in this communication are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These statements may contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “opportunity,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “will,” “would” or other similar words and expressions indicating future results. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the tender offer; uncertainties as to how many of Soleno’s stockholders will tender their stock in the offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various closing conditions in the Merger Agreement may not be satisfied or waived; the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the possibility that the transaction does not close; risks related to the parties’ ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period and that Neurocrine will not be able to integrate Soleno successfully or that such integration may be more difficult, time-consuming or costly than expected; disruption from the proposed transaction, making it more difficult for either company to conduct business as usual or maintain relationships with employees, customers, suppliers, other business partners or governmental entities; negative effects of this announcement or the consummation of the proposed transaction on the market price of Neurocrine’s common stock and/or Neurocrine’s operating results, including the possibility that if the parties do not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Neurocrine’s common stock could decline; significant transaction costs; unknown or inestimable liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; Neurocrine’s ability to fund the proposed transaction; the time-consuming and uncertain regulatory approval process; the degree and pace of market uptake of Soleno’s commercial product, VYKATTM XR (diazoxide choline); the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the parties’ business operations and financial results; the sufficiency of Neurocrine’s cash flows and capital resources; Neurocrine’s ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; and other risks and uncertainties affecting Neurocrine and Soleno, including those described from time to time under the caption “Risk Factors” and elsewhere in Neurocrine’s and Soleno’s respective filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q and other filings filed with the SEC, as well as the Tender Offer Statement on Schedule TO and related tender offer documents to be filed by Neurocrine and its acquisition subsidiary, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Soleno. Any forward-looking statements are made based on the current beliefs and judgments of Neurocrine’s and Soleno’s respective management teams, and the reader is cautioned not to rely on any forward-looking statements made by Neurocrine or Soleno. Except as required by law, Neurocrine and Soleno do not undertake any obligation to update (publicly or otherwise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Additional Information about the Acquisition and Where to Find It

The tender offer for all of the outstanding shares of Soleno described in this communication has not yet commenced. This communication is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Neurocrine and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. A solicitation and offer to purchase outstanding shares of Soleno will only be made pursuant to an offer to purchase and related tender offer materials that Neurocrine and its acquisition subsidiary intend to file with the SEC. At the time that the tender offer is commenced, Neurocrine and its acquisition subsidiary will file a tender offer statement on Schedule TO, and Soleno will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF SOLENO ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF SOLENO SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE TENDER OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal) will be made available at no expense on Neurocrine’s website at neurocrine.com/investors and (once they become available) will be mailed to the stockholders of Soleno free of charge. The Solicitation/Recommendation Statement and other documents filed with the SEC by Soleno will be available at no expense at Soleno’s website at investors.soleno.life. The information contained in, or that can be accessed through, Neurocrine’s and Soleno’s respective websites are not a part of, or incorporated by reference herein. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. Copies of those offer documents and all other documents filed by Neurocrine and Soleno will be made available at no charge by directing a request to the information agent for the tender offer, which will be named in the Schedule TO. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Neurocrine and Soleno each file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Neurocrine or Soleno with the SEC for free on the SEC’s website at www.sec.gov.

Contacts

Neurocrine Biosciences

Tony Jewell (Media)

858-617-7578

media@neurocrine.com

Todd Tushla (Investors)

858-617-7143

ir@neurocrine.com

Soleno Therapeutics

Brian Ritchie

LifeSci Advisors, LLC

212-915-2578